Exhibit 99.1

The Meet Group Reports Fourth Quarter and Full Year 2018 Financial Results
Announces Acquisition of Growlr, a Leading Same-Sex Social Application

NEW HOPE, Pa., March 6, 2019 – The Meet Group, Inc. (NASDAQ: MEET), a public market leader in the mobile meeting space, today reported financial results for its fourth quarter and year ended December 31, 2018 and announced it has acquired Growlr, a leading same-sex social mobile application.

Fourth Quarter 2018 Financial Highlights

•	Total revenue of $52.5 million, up 31% year over year.

•	GAAP net income of $4.3 million, or $0.06 per diluted share, compared to a GAAP net loss of $68.1 million, or a loss of $0.95 per diluted share, in the prior year quarter.

•	Adjusted EBITDA of $10.6 million, compared to Adjusted EBITDA of $10.5 million in the prior year quarter.

•	Non-GAAP net income of $9.4 million, or $0.12 per diluted share, compared to $9.5 million, or $0.12 per diluted share, in the prior year quarter.

Full Year 2018 Financial Highlights

•	Total revenue of $178.6 million, up 44% year over year.

•	GAAP net income of $1.1 million, or $0.02 per diluted share, compared to a GAAP net loss of $64.6 million, or a loss of $0.94 per diluted share, in the prior year.

•	Adjusted EBITDA of $32.0 million, compared to Adjusted EBITDA of $31.6 million in the prior year.

•	Non-GAAP net income of $27.5 million, or $0.36 per diluted share, compared to $28.5 million, or $0.39 per diluted share, in the prior year

Growlr Acquisition Highlights

•	Expected pro forrma revenue and Adjusted EBITDA for 2019 of approximately $5.3 million and $3.1 million, respectively.

•	200,000+ global daily active users.

•	Acquisition expected to be immediately accretive to Adjusted EBITDA.

•	Acquired for approximately 4.5 times anticipated pro forma 2019 Adjusted EBITDA, assuming full earnout is achieved.

(See the important discussion about the presentation of non-GAAP financial measures, and reconciliation to the most direct comparable GAAP financial measures, below.)

“In addition to reporting a strong quarter, I’m excited to announce the acquisition of Growlr, which provides a meaningful step into the large same-sex dating market and expands the base of users to whom we can deliver our live video product,” said Geoff Cook, Chief Executive Officer of The Meet Group.

“Video transformed our business in 2018,” continued Cook. “Our goal is to build the best place to meet new people through video, and in the fourth quarter, we grew both the number of viewers and the number of broadcasters on our video platform from the third quarter of 2018. We also increased the average monetization per daily active video user to 18 cents, up from 14 cents in the third quarter 2018. This strong progress contributed to growing our annualized video run rate revenue to $71 million for the month of December. Our strong progress continues into 2019 as we’ve grown the annualized video run rate for the month of February to more than $82 million.

“Advertising results in the fourth quarter of 2018 were solid. In the seasonally high fourth quarter, we grew ad revenue 20% from the third quarter, the highest sequential gain of the year. Though advertising revenue in the fourth quarter 2018 declined from a year ago, we are continuing to see signs of stabilization in the advertising market, and we expect to see a return to traditional seasonal advertising trends in 2019.

“We believe we are still in the early days of the video opportunity. In 2019, we expect to video-enable nearly every aspect of our apps while broadening our suite of video products and attracting new audiences. Guided by our commitment to create meaningful connections for our users, we expect to continue to drive strong growth in video engagement and monetization throughout the year and into the future.”

Fourth Quarter and Full Year Financial Results

For the fourth quarter of 2018, the Company reported revenue of $52.5 million, an increase of 31% from $40.1 million in the prior year quarter. GAAP net income in the fourth quarter of 2018 was $4.3 million, or $0.06 per diluted share, compared to a GAAP net loss of $68.1 million, or $0.95 per diluted share, in the prior year quarter, which included a non-cash asset impairment charge and deferred tax charge of $56.4 million and $7.7 million, respectively. Adjusted EBITDA in the fourth quarter of 2018 was $10.6 million compared to $10.5 million in the prior year quarter.

For the full year 2018, the Company reported revenue of $178.6 million, an increase from $123.8 million in 2017. GAAP net income for the full year 2018 was $1.1 million, or $0.02 per diluted share, compared to a GAAP net loss of $64.6 million, or $0.94 per diluted share, in the prior year. Adjusted EBITDA for the full year 2018 was $32.0 million, compared to $31.6 million in 2017. Non-GAAP net income for the full year 2018 was $27.5 million, or $0.36 per diluted share, compared to $28.5 million, or $0.39 per diluted share, in the prior year.

The Company ended the year with $28.4 million in cash and cash equivalents.

Growlr

The Meet Group today also announced that on March 5, 2019, it acquired Initech, LLC, the privately held company that owns and operates the leading same-sex social application Growlr (referred to herein as Growlr).  The Company acquired Growlr for $11.8 million, using $4.8 million in cash on hand and $7.0 million from its existing line of credit, plus an earnout of $2.0 million to be paid in annual $1.0 million installments over the next two years if certain revenue metrics are achieved in each year.

The Growlr app has more than 200,000 global daily active users, who exchange millions of messages each day. Consistent with its previous acquisitions, the Company expects purchase accounting adjustments to reduce Growlr’s 2019 GAAP revenue and Adjusted EBITDA to account for revenue recognition adjustments on subscriptions purchased prior to the closing. The Company does not expect Growlr’s 2019 booked revenue and cash flow to be impacted by these GAAP adjustments.

“We are thrilled to add Growlr to The Meet Group portfolio,” said Cook. “Similar to what we have done with our other acquired properties, we plan to be aggressive in bringing our video model to Growlr. We expect to begin rolling out live video on Growlr in the fourth quarter of 2019. We also see opportunities to grow advertising revenue on the app, and we plan to further invest in user acquisition to expand brand awareness and reach.”

Company Outlook

The Company is providing the following outlook for the first quarter and full year of 2019, which includes video growth expectations.

First quarter 2019:

•	Revenue in the range of $47.5 million to $48.0 million

•	Adjusted EBITDA in the range of $7.0 million to $7.5 million

Full year 2019:

•	Revenue in the range of $210.0 million to $215.0 million

•	Adjusted EBITDA in the range of $39.0 million to $42.0 million

THE MEET GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$28,365,725	$24,158,444
Accounts receivable, net of allowance of $383,579 and $527,958 at December 31, 2018 and December 31, 2017, respectively	27,148,484	26,443,675
Prepaid expenses and other current assets	4,911,057	3,245,174
Total current assets	60,425,266	53,847,293
Restricted cash	—	894,551
Goodwill	148,132,873	150,694,135
Property and equipment, net	4,633,764	4,524,118
Intangible assets, net	36,558,439	48,719,428
Deferred taxes	15,648,572	15,521,214
Other assets	2,453,255	1,144,032
Total assets	$267,852,169	$275,344,771
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$9,071,193	$6,277,846
Accrued liabilities	19,112,303	19,866,438
Current portion of long-term debt	18,566,584	15,000,000
Current portion of capital lease obligations	134,067	254,399
Deferred revenue	4,620,690	4,433,450
Total current liabilities	51,504,837	45,832,133
Long-term capital lease obligations, less current portion, net	58,683	192,137
Long-term debt, less current portion, net	18,087,956	40,637,106
Long-term derivative liability	940,216	2,995,657
Other liabilities	39,651	147,178
Total liabilities	70,631,343	89,804,211
STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value; authorized - 5,000,000 shares; no shares issued and outstanding at December 31, 2018 and December 31, 2017	—	—
Common stock, $.001 par value; authorized - 100,000,000 shares; 74,697,526 and 71,915,018 shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively	74,700	71,918
Additional paid-in capital	419,455,818	408,029,068
Accumulated deficit	(220,276,025)	(221,435,888)
Accumulated other comprehensive loss	(2,033,667)	(1,124,538)
Total stockholders’ equity	197,220,826	185,540,560
Total liabilities and stockholders’ equity	$267,852,169	$275,344,771

THE MEET GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenues	$52,457,904	$40,119,076	$178,613,495	$123,753,813
Operating costs and expenses:
Sales and marketing	8,530,877	6,050,466	32,085,512	20,355,964
Product development and content	30,109,925	19,698,097	102,757,432	60,704,473
General and administrative	5,531,709	6,504,840	21,093,834	19,549,805
Depreciation and amortization	3,217,169	3,954,243	13,775,881	11,573,827
Acquisition and restructuring	235,560	3,502,800	5,038,254	12,151,492
Goodwill impairment	—	56,428,861	—	56,428,861
Total operating costs and expenses	47,625,240	96,139,307	174,750,913	180,764,422
Income (loss) from operations	4,832,664	(56,020,231)	3,862,582	(57,010,609)
Other income (expense):
Interest income	10,644	387	24,417	5,731
Interest expense	(483,823)	(438,445)	(2,322,148)	(860,392)
Loss on disposal of assets	(95,315)	—	(95,315)	—
Gain (loss) on foreign currency transactions	(3,497)	(30,416)	97,533	(32,488)
Other	15,621	9,631	43,775	9,631
Total other expense	(556,370)	(458,843)	(2,251,738)	(877,518)
Income (loss) before income tax benefit (expense)	4,276,294	(56,479,074)	1,610,844	(57,888,127)
Income tax benefit (expense)	17,096	(11,637,816)	(467,456)	(6,703,600)
Net income (loss)	$4,293,390	$(68,116,890)	$1,143,388	$(64,591,727)

Basic and diluted net income (loss) per common stockholder:
Basic net income (loss) per common stockholder	$0.06	$(0.95)	$0.02	$(0.94)
Diluted net income (loss) per common stockholder	$0.06	$(0.95)	$0.02	$(0.94)

Weighted average shares outstanding:
Basic	74,217,118	71,808,179	73,085,542	68,743,956
Diluted	76,863,201	71,808,179	75,616,439	68,743,956

THE MEET GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Year Ended December 31,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$1,143,388	$(64,591,727)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	13,775,881	11,573,827
Goodwill impairment	—	56,428,861
Stock-based compensation expense	9,285,850	8,467,278
Deferred taxes	(129,970)	6,927,513
Loss on disposal of assets	95,315	—
(Gain) loss on foreign currency transactions	(97,533)	2,413
Bad debt expense	598,127	262,848
Amortization of loan origination costs	327,276	192,825
Change in derivatives	27,448	—
Change in contingent consideration obligations	—	102,734
Changes in operating assets and liabilities:
Accounts receivable	(1,518,924)	3,737,383
Prepaid expenses, other current assets and other assets	(2,772,856)	4,734,521
Accounts payable and accrued liabilities	7,494,772	1,880,304
Deferred revenue	367,450	1,551,886
Net cash provided by operating activities	28,596,224	31,270,666
Cash flows from investing activities:
Purchase of property and equipment	(2,507,779)	(1,798,051)
Acquisition of business, net of cash and restricted cash acquired	—	(126,205,859)
Net cash used in investing activities	(2,507,779)	(128,003,910)
Cash flows from financing activities:
Proceeds from exercise of stock options	2,562,951	2,816,735
Proceeds from issuance of common stock	—	42,995,371
Proceeds from exercise of warrants	—	2,396,250
Payments of capital leases	(240,595)	(323,512)
Proceeds from long-term debt	—	75,000,000
Payments for restricted stock awards withheld for taxes	(419,269)	(507,398)
Loan origination costs	—	(805,719)
Payments of contingent consideration	(5,000,000)	(2,897,266)
Payments on long-term debt	(19,309,842)	(18,750,000)
Net cash provided by (used in) financing activities	(22,406,755)	99,924,461
Change in cash, cash equivalents, and restricted cash prior to effects of foreign currency exchange rate	3,681,690	3,191,217
Effect of foreign currency exchange rate (translation)	(368,960)	(384,237)
Net increase in cash, cash equivalents, and restricted cash	3,312,730	2,806,980
Cash, cash equivalents, and restricted cash at beginning of period	25,052,995	22,246,015
Cash, cash equivalents, and restricted cash at end of period	$28,365,725	$25,052,995
Supplemental disclosure of cash flow information:
Cash paid for interest	$1,970,841	$645,372

THE MEET GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF TOTAL REVENUE
(UNAUDITED)

	Three Months Ended December 31,				Year Ended December 31,
	2018		2017(1)		2018		2017(1)
	$	%	$	%	$	%	$	%
User pay revenue	$31,295,210	59.7%	$15,448,727	38.5%	$107,330,136	60.1%	$33,791,592	27.3%
Advertising	21,162,694	40.3%	24,670,349	61.5%	71,283,359	39.9%	89,962,221	72.7%
Total revenue	$52,457,904	100.0%	$40,119,076	100.0%	$178,613,495	100.0%	$123,753,813	100.0%
(1) Prior period amounts have not been adjusted under the modified retrospective adoption method.

THE MEET GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income (loss)	$4,293,390	$(68,116,890)	$1,143,388	$(64,591,727)

Interest expense	483,823	438,445	2,322,148	860,392
Income tax (benefit) expense	(17,096)	11,637,816	467,456	6,703,600
Depreciation and amortization	3,217,169	3,954,243	13,775,881	11,573,827
Stock-based compensation expense	2,258,859	2,665,232	9,285,850	8,467,278
Goodwill impairment	—	56,428,861	—	56,428,861
Acquisition and restructuring	235,560	3,502,800	5,038,254	12,151,492
Loss on disposal of assets	95,315	—	95,315	—
(Gain) loss on foreign currency transactions	3,497	30,416	(97,533)	32,488
Adjusted EBITDA	$10,570,517	$10,540,923	$32,030,759	$31,626,211

GAAP basic net income (loss) per common stockholder	$0.06	$(0.95)	$0.02	$(0.94)
GAAP diluted net income (loss) per common stockholder	$0.06	$(0.95)	$0.02	$(0.94)
Basic adjusted EBITDA per common stockholder	$0.14	$0.15	$0.44	$0.46
Diluted adjusted EBITDA per common stockholder	$0.14	$0.14	$0.42	$0.43

Weighted average shares outstanding:
Basic	74,217,118	71,808,179	73,085,542	68,743,956
Diluted	76,863,201	75,965,208	75,616,439	73,198,544

THE MEET GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
GAAP Net income (loss)	$4,293,390	$(68,116,890)	$1,143,388	$(64,591,727)

Stock-based compensation expense	2,258,859	2,665,232	9,285,850	8,467,278
Amortization of intangibles	2,604,653	3,370,712	11,519,867	9,353,171
Income tax (benefit) expense	(17,096)	11,637,816	467,456	6,703,600
Goodwill impairment	—	56,428,861	—	56,428,861
Acquisition and restructuring	235,560	3,502,800	5,038,254	12,151,492
Non-GAAP net income	$9,375,366	$9,488,531	$27,454,815	$28,512,675

GAAP basic net income (loss) per common stockholder	$0.06	$(0.95)	$0.02	$(0.94)
GAAP diluted net income (loss) per common stockholder	$0.06	$(0.95)	$0.02	$(0.94)
Basic Non-GAAP net income per common stockholder	$0.13	$0.13	$0.38	$0.41
Diluted Non-GAAP net income per common stockholder	$0.12	$0.12	$0.36	$0.39

Weighted average shares outstanding:
Basic	74,217,118	71,808,179	73,085,542	68,743,956
Diluted	76,863,201	75,965,208	75,616,439	73,198,544

Webcast and Conference Call Details

Management will host a webcast and conference call to discuss fourth quarter and year end 2018 financial results today, March 6, 2019 at 8:30 a.m. Eastern time. To access the call dial 866-572-9351 (US and Canada) or 703-736-7482 (International) and when prompted provide the participant passcode 1586529 to the operator. An audio replay will be available at 855-859-2056 domestically or 404-537-3406 internationally, using passcode 15486529 through March 13, 2019. In addition, a webcast of the conference call will be available live on the Investor Relations section of the Company’s website at www.themeetgroup.com and a replay of the webcast will be available for 90 days.

About The Meet Group

The Meet Group (NASDAQ: MEET) is a portfolio of mobile social entertainment apps designed to meet the universal need for human connection. We leverage a powerful live-streaming video platform, empowering our global community to forge meaningful connections. Our primary apps, MeetMe©, LOVOO©, Skout©, and Tagged©, keep millions of mobile daily active users entertained and engaged and originate untold numbers of casual chats, friendships, dates, and marriages. Our apps, available on iPhone, iPad, and Android in multiple languages, use innovative products and sophisticated data science to let our users stream live video, send gifts, chat, and share photos. The Meet Group has a diversified revenue mix consisting of in-app purchases, subscription, and advertising, and we have offices in New Hope, Philadelphia, San Francisco, Dresden, and Berlin. For more information, visit themeetgroup.com, and follow us on Facebook, Twitter or LinkedIn.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including whether first quarter 2019 and full year 2019 revenue and Adjusted EBITDA will be in the projected outlook range, whether momentum will continue as expected, whether we have set the stage for sustainable long-term revenue growth as expected, whether our investment in livestreaming video will continue to yield strong results, whether we will see a return to seasonal trends in advertising, whether there is an opportunity to grow ad revenue in the fourth quarter, whether will video-enable nearly every aspect of our apps and broaden the suite of video products, whether we will continue to attract new audiences, whether and when we will roll out live video on Growlr, whether we will grow advertising on Growlr, whether and to what extent we will further invest in Growlr user acquisition and expand brand awareness, and whether the opportunity to continue to grow video engagement and revenue is significant. All statements other than statements of historical facts contained herein are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “project,” “outlook,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the risk that our applications will not function easily or otherwise as anticipated, the risk that we will not launch additional features and upgrades as anticipated, the risk that unanticipated events affect the functionality of our applications with popular mobile operating systems, any changes in such operating systems that degrade our mobile applications’ functionality and other unexpected issues which could adversely affect usage on mobile devices. Further information on our risk factors is contained in our filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K for the year ended December 31, 2017 filed with the SEC on March 16, 2018 and our Quarterly Report on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018 filed with the SEC on May 7, 2018, August 2, 2018 and November 8, 2018, respectively. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Regulation G – Non-GAAP Measures

The Company defines mobile traffic and engagement metrics (including MAU, DAU, chats per day, and new users per day) to include mobile app traffic for all properties and mobile web traffic for MeetMe, Skout and LOVOO. The Company defines Video Daily Active User (vDAU) as a registered user of one of our platforms who has logged in and visited the Live feature, either as a broadcaster or viewer, on the day of measurement. The Company defines Average Video Revenue per Daily Active User (vARPDAU) as the average daily revenue per vDAU. The Company uses these user metrics for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company presents user metrics because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry and because it believes that these metrics provide useful information to investors regarding the Company’s financial condition and results of operations. There is no directly comparable U.S. generally accepted accounting principles (GAAP) measure to vARPDAU provided in the Company’s financial statements and therefore no reconciliation is provided.

The Company uses Adjusted EBITDA and Non-GAAP Net Income, which are not calculated and presented in accordance with GAAP, in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company presents these non-GAAP financial measures because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We refer you to the reconciliations below for these historical non-GAAP financial measures to their directly comparable GAAP financial measures.  Information reconciling forward-looking Adjusted EBITDA to GAAP financial measures is unavailable to the Company without unreasonable effort. The Company is not able to provide reconciliations of Adjusted EBITDA to GAAP financial measures because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. The Company provides a range for its adjusted EBITDA outlook that it believes will be achieved, however it cannot accurately predict all the components of the Adjusted EBITDA calculation.

The Company defines Adjusted EBITDA as earnings (or loss) from operations before interest expense, benefit or provision for income taxes, depreciation and amortization, stock-based compensation, changes in warrant obligations, nonrecurring acquisition, restructuring or other expenses, gain or loss on disposal of assets, gain or loss on foreign currency adjustment, and goodwill and long-lived asset impairment charges, if any. The Company excludes stock-based compensation because it is non-cash in nature. The Company defines Non-GAAP Net Income as earnings (or loss) before benefit or provision for income taxes, amortization on intangibles, non-recurring acquisition and restructuring costs, goodwill and long-lived asset impairment charges and non-cash stock-based compensation.

Non-GAAP financial measures should not be considered as an alternative to net income, operating income, cash flow from operating activities, as a measure of liquidity or any other financial measure. They may not be indicative of the historical operating results of the Company nor is it intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

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Investor Contact:
Leslie Arena
larena@themeetgroup.com
267 714 6418

Media Contact:
Brandyn Bissinger
bbissinger@themeetgroup.com
267 446 7010